Aircom Telecom LLC PRODUCT SUPPLY AGREEMENT

This Product Supply Agreement ("**Agreement**") is made and entered into validity as of Apr. 25st of year of 2021:

BY AND BETWEEN:

Aircom Telecom LLC ., a Taipei corporation, with its place of business 1F, No.13, 120 Lane, Sec.1 Neihu Rd. Taipei, Taiwan. ("**Supplier**")

AND

[redacted]

collectively referred to as "**Parties**" or each individually the "**Party**".

WHEREAS [redacted] represents a company with expertise and know how in the field of distributing and resell of the Products;

WHEREAS Supplier is to supply the Products to [redacted]

now therefore in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS AND INTERPRETATION:

1.1 When used in this Agreement, the following terms shall have the respective meanings indicated, such meanings to be applicable to both the singular and plural forms of the terms defined:

"Agreement" means this document, the annex, the purchase orders, the invoices, as each may be amended from time to time in accordance with the terms of this Agreement.

"Delivery location" means the location where the Products will be delivered as advised by the [redacted]

"Loose Equipment" means any products to be deployed on a Vehicle not considered being part of the Vehicle and consequently no Supplementary Type Certificate (STC) and/or Production Manufacturing Authorization (PMA) from any Airworthiness authority is required;

[redacted]

"Support Period" means ten (10) years period starting from the date of delivery of the Product to the [redacted]

"Vehicle" means the device of potential target operators use where the Product may be deployed; Note that the initial version of the product requirement is targeting for the airplane which is one of the Vehicles. If any variation of requirements arises due to different type of Vehicles, new requirements need be amended and new terms need be agreed into the revision of this Agreement.

"Warranty" means Supplier providing free of charge services of inspection, repair and/or replacement for any Products per warranty policy;

2. SCOPE OF WORK

[redacted]

3 PURCHASE ORDER AND PRICE

3.1 [redacted]

3.2 [redacted]

4. DELIVERY

4.1 The Products shall be delivered by Supplier per schedule defined in Annex B and shall be delivered to the location [redacted]

4.2 All shipping documents should be addressed per instruction from the [redacted]

4.3 DAE specify the Products should be delivered to the Export & Final integration agent: [redacted]

5. PAYMENT AND CURRENCY

5.1 The Price and payment terms are stipulated in Annex B of this Agreement.

5.2 Payments shall be made to Supplier bank account stated on the invoice.

5.3 All prices (the "**Prices**") listed are in United States Dollar ("**USD**" or "$").

5.4 Each party shall bear any tax, tariff and other charges imposed by the government or regulatory bodies respectively. The Price does not include any such charges or represents any such withholdings.

5.5 [redacted]

6. CERTIFICATION AND REGULATORY REQUIREMENT

6.1 As the Loose Equipment, the Products will not require STC or PMA approval from either European Aviation Safety Agency ("**EASA**") or Federal Aviation Administration ("**FAA**") or any other Airworthiness authorities.

6.2 All other safety and regulatory requirements such as from the Federal Communication Commission ("FCC") are defined in Annex A.

6.3 The [redacted] is responsible for acquiring any required airworthiness approval from specific country regulatory body in order to deploy the Products in the airlines. Supplier shall provide necessary technical support during [redacted] effort.

7. WARRANTY AND AFTER SALES SUPPORT

7.1 [redacted]

7.2 Supplier shall provide Warranty service for the Product during the Warranty period for any malfunction due to reasons of initial design, development, manufacturing and delivery per Supplier Loose Equipment warranty policy.

7.3 Supplier shall provide repair service for the Product after the Warranty period but still within the Product Support Period.

7.4 All Warranty service or repair service after Warranty will be provided by Supplier or its authorized repair center [redacted]r Supplier's Loose Equipment repair and service policy.

8. NOTIFICATION OF CHANGES

Each Party shall notify the other Party of any changes in or affecting this Agreement, the Product, the service, the repair, and any other matter which such Party determines may affect performance of services under this Agreement.

9 CONFIDENTIALITY AND PROPRIETARY RIGHTS

9.1 The Parties shall keep all information disclosed and exchanged between the Parties (the "**Confidential Information**") in strict and complete confidence and, shall not, without the prior written consent of the other Party, disclose, in whole or in part, to any other person or shall use such Confidential Information for any purpose other than for the purpose of this Agreement. The Parties shall only make the Confidential Information available to those directors, officers or employees of its organization and to its professional advisors if they are directly concerned with this Agreement and whose knowledge of the Confidential Information is necessa[redacted] for such purposes. The Parties shall ensure that each such person to whom such dis[redacted]osure is made adheres to the terms of this Clause. The Parties shall return to other Party upon demand any and all of the Confidential Information without keeping any copies thereof. The return of the Confidential Information shall not release the Parties from their obligations set out above. No announcement or disclosure of their roles in this Agreement will be made or permitted to be made by the Parties without the prior written consent of the other Party. However, this program can be mentioned as a credential in standard marketing and sales processes.

10. TERM AND TERMINATION

10.1 This Agreement shall commence at the signature of execution and/or the first date of payment from the [redacted] to Supplier, whichever is earlier, and shall continue in full force and effect for a period of ten (10) years (the "**Term**").

10.2 The [redacted] may terminate this Agreement at any time without assigning any reason and without incurring any liability whatsoever after completing the payment for at least [redacted] sets of the Products and by giving at least [redacted]ays' notice to Supplier.

11 GENERAL PROVISIONS

11.1 Entire Agreement

This Agreement, including the Exhibits hereto, represent the entire agreement between the DAE and Supplier on the subject matter hereof and supersedes any and all prior discussions, agreements and understa[redacted]ings of every kind and nature between the Parties made prior to the execution thereof [redacted]er than those expressly set for herein. No amendment to this Agreement shall be effective unless done in writing and signed by the Parties authorized representative.

11.2 Notices

All notices under this Agreement shall be in English and shall be in writing in forms of email.

11.3 Force Majeure

Neither Party shall be in default hereunder by reason of any failure or delay in the performance of any obligation under this Agreement where such failure or delay arises out of any cause beyond the reasonable control and without the fault or negligence of such Party. Such causes shall include, without limitation, storms, floods, other acts of nature, fires, explosions, riots, war, terrorism, embargoes, pandemic and other governmental actions or regulations which prohibit either Party from ordering or furnishing Products or from performing any other aspects of the obligations hereunder.

11.4 **Governing Law**

This Agreement shall be interpreted, construed, enforced, governed and performed in accordance with the laws of Hong Kong Special Administrative Region.

11.5 **Language**

This Agreement has been, and shall be, agreed and prepared in the English language. However, the language of Chinese can be accepted in places where English is missing.

11.6 **Modification**

This Agreement may not be released, discharged, abandoned, supplemented, changed, or modified in any manner, orally or otherwise, except by a writing of concurrent or subsequent date signed and delivered by a duly authorized officer or representative of each of the Parties hereto making specific reference to this Agreement and the provisions hereof or thereof being released, discharged, abandoned, supplemented, changed, or modified.

11.7 **Representations and Warranties**

Each Party represents and warrants to the other that:

(a) Each Party has the full power, authority and legal right to execute, deliver and perform the terms of this Agreement and such execution, delivery and performance has been duly authorized by all necessary corporate action of each Party;

(b) The Agreement have been duly executed and delivered by each Party and constitute the legal, valid and binding obligations of each Party; and

(c) These representations and warranties shall survive the expiration of the Agreement.

IN WITNESS WHEREOF, the [redacted] and Supplier have caused this Agreement to be executed by their duly authorized officer or representatives who represent to each other and both Parties that each is employed in the capacity indicated below and has the unequivocal authority to execute and deliver this Agreement.

For and on behalf of
Aircom Telecom LLC.

For and on behalf of
[redacted]

[redacted]

SUPPLIER PRODUCT SUPPLY AGREEMENT – Annex A

Product Requirement Definition

The Product Requirement Definition, version of "final 20201112", is provided in a separate document, considered as part of the total agreement.

Product Pricing and Payment Terms

The pricing is established with the following terms and conditions:

[redacted]

Any future additional order can be placed with the same terms and conditions as outlined above.